EXHIBIT 16.1

December 27, 2021

Securities and Exchange Commission
Washington, DC 20549

Re: Korth Direct Mortgage Inc.

Commission File Number: 000-1695962

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Korth Direct Mortgage Inc. in Item 4.01 of its Form 8-K dated December 22, 2021, captioned “Change in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Richey May & Co., LLP